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                                                                    EXHIBIT 23.1

         CONSENT OF PRICEWATERHOUSECOOPERS LLP, INDEPENDENT ACCOUNTANTS

    We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-92565) and on Form S-3 (No. 333-66025) of Nabisco, Inc. of our report dated January 29, 2001, except as to Note 10 for which the date is February 15, 2001, relating to the consolidated financial statements and the financial statement schedule as of and for the year ended December 31, 2000, which appears in this Form 10-K.

                                          /s/ PRICEWATERHOUSECOOPERS LLP

Florham Park, New Jersey
March 16, 2001